EXHIBIT 4.15

                         SECURITIES PURCHASE AGREEMENT

         This SECURITIES PURCHASE AGREEMENT dated as of February 17, 1999 (the "Agreement") by and between Halifax Fund L.P., The Gleneagles Fund Company, Palladin Overseas Fund Limited, Colonial Penn Life Insurance Company, Palladin Securities L.L.C. and Palladin Partners I, L.P. (collectively "Sellers") and Cotton Communications, Inc. ("Purchaser").

         WHEREAS the Sellers have entered into that certain Convertible Preferred Stock Purchase Agreement with Able Telcom Holding Corp. (the "Company"), dated June 26, 1998, including all exhibits thereto (the "Purchase Agreement"); and pursuant thereto, on June 30, 1998, the Sellers acquired 2,000 shares of Series B Preferred Stock (the "Preferred Shares") as well as warrants (the "Warrants") to purchase up to 625,000 shares of Able Telcom Holding Corp. common stock, par value $0.001 per share (the "Common Stock"), and currently own 1,764 Preferred Shares;

         WHEREAS, immediately after consummation of the transactions contemplated hereby, Sellers may convert 404 Preferred Shares at a conversion price of $3.5138 or such lesser price, if any, as may be in effect at the time of conversion;

        WHEREAS, the Purchaser desires to purchase 1360 Preferred Shares; and

        WHEREAS, the Sellers desire to sell 1360 Preferred Shares to Purchaser;

         NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE 1.

                   PURCHASE AND SALE OF THE PREFERRED SHARES

         1.1 PURCHASE AND SALE OF THE SHARES. At the Preferred Closing (as defined below):

                  (a) The Purchaser will purchase from the Sellers, and the Sellers will sell to the Purchaser, the 1360 Preferred Shares for a purchase price of $5772.56 per Preferred Share for a total purchase price of $7,850,681.60 (the "Purchase Price");

                  (b) The Sellers will deliver to the Purchaser the Preferred Shares;

                  (c) The Purchaser will deliver to an account designated by the Sellers, in immediately available funds, the amount of the Purchase Price; and

                  (d) The Sellers will provide the Purchasers with a proxy to vote all shares of Common Stock Beneficially Owned by the Sellers.

         The closing of the purchase and sale of the Preferred Shares (the "Preferred Closing"), shall


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take place at the offices of Paul, Hastings, Janofsky & Walker LLP, 600
Peachtree Street, Suite 2400, Atlanta, Georgia, at 10:00 a.m., local time on February 17, 1999; or such other time and place and/or on such other date as the Sellers and the Purchaser may agree. As a condition to the Preferred Closing, all of the representations and warranties contained in Sections 1.3 and 1.4 hereof shall be true and correct as of the Preferred Closing as certified by both the Purchaser and Sellers at the Preferred Closing.

         1.2 PURCHASE AND SALE OF PREFERRED WARRANTS. If there has not been an effective call for redemption pursuant to Section 2(a) of the Warrant Amendment dated of even date herewith between the Company and Sellers (I.E., the conditions contained in said Section 2(a) have not been satisfied), at a Warrant Closing (as defined below) to take place on April 30, 1999:

                  (a) The Purchaser will purchase from the Sellers, and the Sellers will sell to the Purchaser, any and all Warrants the Sellers then hold so unredeemed and unexercised for a purchase price equal to $3.00 per share of Common Stock subject to such Warrants (the "Warrant Purchase Price").

                  (b) The Sellers will deliver to the Purchaser such Warrants;
and

                  (c) The Purchaser will deliver to an account designated by the Sellers, in immediately available funds, the amount of the Warrant Purchase Price.

                  (d) The closing of the purchase and sale of the Warrants (the "Warrant Closing"), shall take place at the offices of Arnold & Porter, 555 12th Street N.W., Washington, D.C., at 10:00 a.m., local time on April 30, 1999; or such other time and place and/or on such other date as the Sellers and the Purchaser may agree. As a condition to the Warrant Closing, all of the representations and warranties contained in Sections 1.3 and 1.4 hereof shall be true and correct as of the Warrant Closing as certified by both the Purchaser and Sellers at the Warrant Closing.

         1.3 PURCHASER REPRESENTATIONS AND WARRANTIES.

         In connection with the purchase and sale of the Preferred Shares and the Warrants hereunder, the Purchaser represents and warrants to the Sellers that:

                  (a) The Purchaser is acquiring the Preferred Shares and the Warrants for its own account for investment purposes only and not with a view to, or intention of, making a distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Act"), or any applicable state securities laws, and the Preferred Shares and the Warrants will not be transferred or disposed of in contravention of the Act or any applicable state securities laws.

                  (b) The Purchaser understands (i) that the Preferred Shares and the Warrants have not been registered under the Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act pursuant to Section 4(2) thereof and have not been registered under any state or other jurisdiction's securities laws, and (ii) the Sellers' reliance on such exceptions is predicated on the Purchaser's representations set forth herein, and (iii)

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that the Preferred Shares and the Warrants must be held indefinitely unless the sale or other transfer thereof is subsequently registered or exemptions from such registration requirements are available. The Purchaser is further aware that the Sellers are under no obligation to register the Preferred Shares or the Warrants under the Act or any state or other jurisdiction's securities laws or to assist the Purchaser in complying with any exemption from such registration requirements.

                  (c) The Purchaser acknowledges that investment in the Preferred Shares and the Warrants involves substantial risks, including the risk of total loss of its investment in the Preferred Shares and the Warrants. The Purchaser (i) is able to bear the economic risk of its investment in the Preferred Shares and the Warrants for an indefinite period of time; (ii) has adequate means, other than the Preferred Shares, the Warrants or funds invested therein, of providing for its current and foreseeable needs; (iii) has no foreseeable need to sell or otherwise dispose of any of the Preferred Shares or the Warrants; and (iv) has sufficient net worth to sustain a loss of its entire investment in the Preferred Shares and in the Warrants in the event such loss should occur.

                  (d) The Purchaser is an "accredited investor," as such term is defined in Rule 501 of Regulation D promulgated under the Act. The Purchaser and its agents and representatives have such knowledge and experience in financial and business matters as to enable them to utilize the information made available to them in connection with the transactions contemplated hereby to evaluate the merits and risks of an investment in the Preferred Shares and the Warrants and to make an informed decision with respect thereto, and such an evaluation and informed decision have been made.

                  (e) The Purchaser has the legal capacity and authority to enter into and perform all of its obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms. The execution, delivery and performance of this Agreement does not and will not conflict with, violate, cause a breach of or constitute a default under (i) any agreement, contract or other instrument or obligation to which the Purchaser is a party or by which the Purchaser is bound or (ii) any judgment, order, decree, statute, rule or regulation to which the Purchaser is subject.

                  (f) The Purchaser understands that the Preferred Shares and the Warrants it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the issuer in a transaction not involving a public offering and that under such laws and applicable regulations such Preferred Shares and such Warrants may be resold without registration under the Act, only in certain limited circumstances. In this connection, such Purchaser represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

                  (g) The Purchaser acknowledges that the Sellers may, between the date hereof and the Warrant Closing, exercise some or all of the Warrants and under such circumstances, Sellers shall have no obligations to the Purchaser to sell any Warrants to the extent so exercised, and, further, shall have no obligation to sell to the Purchaser any shares of Common Stock acquired by the Sellers pursuant to such exercise.

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         1.4 SELLERS' REPRESENTATIONS AND WARRANTIES

         In connection with the purchase and sale of the Preferred Shares and the Warrants hereunder, the Sellers' represent and warrant to the Purchaser that:

                  (a) The Preferred Shares and the Warrants to be sold at the Preferred Closing and the Warrant Closing are lawfully held by the Sellers and are free and clear of any and all taxes, liens, claims and encumbrances.

                  (b) The Sellers have the legal capacity and authority to enter into and perform all of its obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Sellers, enforceable against the Sellers in accordance with its terms. The execution, delivery and performance of this Agreement does not and will not conflict with, violate, cause a breach of or constitute a default under (i) any agreement, contract or other instrument or obligation to which the Purchaser is a party or by which the Sellers are bound or (ii) any judgment, order, decree, statute, rule or regulation to which the Sellers are subject.

                                   ARTICLE 2.
                               GENERAL PROVISIONS

         2.1 LEGENDS. The Purchaser understands and agrees that, in addition to any other legends required by applicable law, the certificate or certificates representing the Preferred Shares and the Warrants will bear legends substantially to the effect set forth below and that a stop transfer order may be placed with respect thereto.

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

         2.2 SURVIVAL. The representations, warranties and covenants contained in this Agreement shall survive the purchase and sale of the Preferred Shares and the Warrants pursuant to this Agreement.

         2.3 AMENDMENT. This Agreement may be amended, or any provision hereof may be waived, at any time by an agreement in writing of the parties hereto.

         2.4 ENTIRE AGREEMENT; SUCCESSORS. This Agreement contains the entire agreement among the parties hereto with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral, other than documents referred to herein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

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         2.5 NO ASSIGNMENT. No party hereto may assign any of its rights or obligations under this Agreement to any other person without the written consent of the other party.

         2.6 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, by facsimile or sent by overnight express or by registered or certified mail, postage prepaid, addressed as follows:

         The Sellers:

                  c/o The Palladin Group, L.P.
                  195 Maplewood Avenue
                  Maplewood NJ 07040
                  Attn:  Robert L. Chender
                  Facsimile:  (973) 313-6491

         If to the Purchaser, to the address or facsimile set forth beneath the signature of the Purchaser on the signature page hereof.

         All such deliveries shall be deemed effective when received by the person entitled to such receipt or when delivery has been attempted but refused by such person. Any party may change the person or address to which such deliveries shall be made with respect to such party by delivering notice thereof to the other party hereto in accordance with this Section.

         2.7 CAPTIONS. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

         2.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         2.9 GOVERNING LAW AND VENUE. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York applicable to agreements made and entirely to be performed within such jurisdiction. The party bringing any action under this Agreement shall only be entitled to choose the federal or state courts in the State of New York as the venue for such action, and each party consents to the jurisdiction of the court chosen in such manner for such action.

         2.10 FURTHER ASSURANCES. Subject to the terms and conditions herein provided, each of the parties hereto shall use reasonable efforts to take, or cause to be taken, such action, to execute and deliver, or cause to be executed and delivered, such additional documents and instruments and to do, or cause to be done, all things necessary, proper or advisable under the provisions of this Agreement and under applicable law to consummate and make effective the transactions contemplated by this Agreement.

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         2.11 CONVERSION OF PREFERRED SHARES BY THE PURCHASER. The Purchaser
agrees not to convert any Preferred Shares until 30 days after the Sellers have converted all Preferred Shares held by the Sellers provided, however, that this
Section 2.11 shall not apply if the condition described in Section 12(a)(i) of the Articles of Amendment (providing for shareholder approval) is fulfilled. The Purchaser further agrees not to sell or transfer any of the Preferred Shares without first obtaining an obligation from any proposed purchaser or transferee of the Preferred Shares to agree to the restrictions set forth in this Section 2.11.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                           HALIFAX FUND, L.P.
                           THE GLENEAGLES FUND COMPANY
                           PALLADIN OVERSEAS FUND LIMITED
                           COLONIAL PENN LIFE INSURANCE COMPANY

                           By: /s/ Robert Chender
                               ------------------------------------------------
                           By:  The Palladin Group, L.P., as
                                Attorney-in-Fact and Investment

                           Advisor
                           By: /s/ Robert Chender
                               ------------------------------------------------
                           Title: Partner
                                  ---------------------------------------------

                           PALLADIN SECURITIES L.L.C.

                           By: /s/ Robert Chender
                               ------------------------------------------------
                           Name: Robert Chender
                                 ----------------------------------------------
                           Title: Partner
                                  ---------------------------------------------

                           PALLADIN PARTNERS I, L.P.

                           By: /s/ Robert Chender
                               ------------------------------------------------
                           By:  The Palladin Group, L.P., as
                                Attorney-in-Fact and Investment Advisor
                           By: /s/ Robert Chender
                               ------------------------------------------------
                           Title: Partner
                                  ---------------------------------------------

Accepted and Agreed to:

COTTON COMMUNICATIONS, INC.

Tyler Dixon
---------------------------
By:         Tyler Dixon
Title:      President

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Address: 120 Allen Road
         Atlanta, Georgia 30328